EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Forticell Bioscience, Inc. ("Forticell"), hereby certifies that Forticell’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forticell.

Dated: November 7, 2008

/s/ Alan W. Schoenbart
Alan W. Schoenbart
Principal Financial Officer